UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2012

UNITED STATES ANTIMONY CORPORATION

(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

P.O. Box 643 Thompson Falls, Montana		59873
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
(b)	Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers

United States Antimony Corporation “USAC” announced the appointment of Mr. Bernard “Barney” J. Gaurnera, Chairman of Behre Dolbear & Company, Inc., an internationally recognized mining consulting firm which was founded in 1911, to its Board of Directors and also the retirement of Mr. Leo Jackson as a long-standing director effective May 15, 2012.

Mr. John C. Lawrence, CEO, commented, “We are pleased to have attracted Mr. Guarnera to the Board due to his extensive global experience and wealth of high level relationships in the mining industry.  These qualities will serve USAC and its shareholders in good stead over the years to come.  By the same token, we regret that Leo, who has made outsized contributions to the Company in the successful execution of its Mexican strategy, is retiring from the Board due to health related issues, but will continue his valuable administrative duties in Mexico.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: May 15, 2012	By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer

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